As filed with the Securities and Exchange Commission on May 12, 2010
Registration No. 333-
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	75-3099507 (I.R.S. Employer Identification No.)

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One Crown Way
Philadelphia, Pennsylvania  19154
(Address, including zip code, of registrant’s principal executive offices)
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CROWN HOLDINGS, INC.
STOCK PURCHASE PLAN
 (Full title of the plan)
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William T. Gallagher, Esquire Senior Vice President, Secretary and General Counsel Crown Holdings, Inc. One Crown Way Philadelphia, Pennsylvania 19154 (215) 698-5100	Copy to: William G. Lawlor Dechert LLP 2929 Arch Street Philadelphia, PA 19104 (215) 994-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $5.00 per share (3)	1,000,000 shares	$25.10	$25,100,000	$1,789.63

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $5.00 per share (the “Common Stock”) of Crown Holdings, Inc. (the “Registrant”) which may become issuable under the Crown Holdings, Inc. Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)
Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act, on the basis of $25.10 per share, the average high and low prices of Common Stock, par value $5.00 per share, of the Registrant as reported on the New York Stock Exchange on May 10, 2010.

(3)
Includes associated Rights to Purchase Common Stock.  Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 of the Registrant relating to the Plan is effective.  Prior registration statements on Form S-8 were filed on: March 16, 1994 (File No. 033-52699), which registered 1,000,000 shares of Common Stock under the Plan by the Registrant with the Securities and Exchange Commission (the “Commission”) and on March 23, 2001 (File No. 333-57506), which registered 1,000,000 shares of Common Stock under the Plan.  A post-effective amendment was filed on March 11, 2003 (File No. 333-57506-99), naming Crown Holdings, Inc. as the successor registrant to Crown Cork & Seal Company, Inc.  This registration statement registers an additional 1,000,000 shares of Common Stock under the Plan.

                        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statements on Form S-8 previously filed by the Registrant with the Commission on March 16, 1994 (File No. 033-52699) and March 23, 2001 (File No. 333-57506).

ITEM 8.                      EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature page to the registration statement)

ITEM 9.                      UNDERTAKINGS.

(a)         Undertakings required by Item 512(a) of Regulation S-K

 The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the twelfth day of May, 2010.

CROWN HOLDINGS, INC. (Registrant) By: /s/William T. Gallagher William T. Gallagher Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Conway and Timothy J. Donahue, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and other governmental authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/John W. Conway John W. Conway	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 12, 2010
/s/Timothy J. Donahue Timothy J. Donahue	Executive Vice President and Chief Financial Officer (principal financial officer)	May 12, 2010
/s/Kevin C. Clothier Kevin C. Clothier	Vice President and Corporate Controller (principal accounting officer)	May 12, 2010
/s/Jenne K. Britell Jenne K. Britell	Director	May 12, 2010
/s/Arnold W. Donald Arnold W. Donald	Director	May 12, 2010

SIGNATURE	TITLE	DATE
/s/William G. Little William G. Little	Director	May 12, 2010
/s/Hans J. Löliger Hans J. Löliger	Director	May 12, 2010
/s/Thomas A. Ralph Thomas A. Ralph	Director	May 12, 2010
/s/Hugues du Rouret Hugues du Rouret	Director	May 12, 2010
/s/Alan W. Rutherford Alan W. Rutherford	Director	May 12, 2010
/s/Jim L. Turner Jim L. Turner	Director	May 12, 2010
/s/William S. Urkiel William S. Urkiel	Director	May 12, 2010

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION	REFERENCE
5.1	Opinion of Dechert LLP	Filed herewith

23.1	Consent of Dechert LLP	Included in Exhibit 5.1

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

24	Power of Attorney	Included in signature page